Exhibit (a)(1)(G)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

You are receiving this form of “Declaration of Status For Israeli Income Tax Purposes” as a holder of ordinary shares (the “Shares”) of Stratasys Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the special tender offer launched by Nano Dimension Ltd., a company organized under the laws of the State of Israel (“Nano”) pursuant to the terms and conditions of that certain Offer To Purchase, dated as of May, 25, 2023, as subsequently amended and supplemented, by Nano to acquire Shares of the Company (the “Offer To Purchase Ordinary Shares”).

By completing this form in a manner that would substantiate your eligibility for an exemption from Israeli withholding tax, you will allow Nano, Nano’s paying agent, your broker or any other withholding agent, or their authorized representatives to exempt you from Israeli withholding tax.

This form is relevant only if you certify that (A) you are NOT a “resident of Israel” (as defined under Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) (see Appendix A) for purposes of the Ordinance, (B) you acquired your Shares on or after the date of the Company’s listing on the Nasdaq Global Select Market (“NASDAQ Stock Market”) (i.e., on or after on December, 1 2012), and (C) You are the beneficial owner (directly or indirectly) of less than 5% of the Company’s issued Shares. For the sake of clarity, this form is NOT relevant if you are a registered shareholder (i.e., you hold ordinary shares of the Company as a record holder in the Company’s share register) or if your consideration exceed US$500,000.

Please note that in addition to completing this declaration, you are required to provide (i) if you are an individual, a copy of your valid non-Israeli passport (or, if you do not have a non-Israeli passport, a valid government-issued identification card); and (ii) if your consideration exceeds US$ 300,001 or if you are a citizen of Israel, also a tax residency certificate from the applicable tax authority in your country of residence.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name:	2. Type of Shareholder (more than one box may be applicable):
(please print full name)	☐ Corporation (or Limited Liability Company) ☐ Individual ☐ Trust ☐ Partnership ☐ Other: ______________	☐ Bank ☐ Broker ☐ Other Financial Institution
3. For individuals only:	4. For all other Shareholders:
Date of birth: / / month / day / year	Country of incorporation or organization:
Country of residence:	Registration number of entity (if applicable):
Countries of citizenship (name all citizenships):
Taxpayer Identification or Social Security No. (if applicable):	Country of residence:
5. Permanent Address (house number, street, apartment number, city, state, zip or postal code, country):
6. Mailing Address (if different from above):	7. Contact Details: Name: Capacity:
Telephone Number (country code, area code and number):
8. I hold the Shares of the Company (mark X in the appropriate place):
☐ directly, as a registered holder
☐ through a Broker. If you marked this box, please state the name of your Broker:
☐ I am a bank, broker or financial institution that is a “resident of Israel”
9. I am the beneficial owner (directly or indirectly) of less than 5% of the Company’s issued shares.
Yes ☐ No ☐

PART II	Declaration by Non-Israeli Residents (see instructions) ► Eligible Israeli Brokers should not complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following box)

A.1 ☐    I am NOT and at the date of purchase/receipt of my Shares was not a “resident of Israel” for tax purposes, as defined under Israeli law and provided in Appendix A attached hereto, which means, among other things, that:

•   The State of Israel is not my permanent place of residence;

•   The State of Israel is neither my place of residence nor that of my family;

•   The ordinary or permanent place of my business and financial activity is NOT in the State of Israel, and I do NOT have a permanent establishment in the State of Israel;

•   I do NOT engage in an occupation in the State of Israel,

•   I do NOT own business or part of a business in the State of Israel;

•   I am NOT covered by the Israeli National Insurance Institution;

•   I was NOT present (nor am I planning to be present) in Israel for 183 days or more during this tax year; and

•   I was NOT present (nor am I planning to be present) in Israel for 30 days or more during this tax year, and the total period of my presence in Israel during this tax year and the two previous tax years is less than 425 days in total.

A.2 ☐    I acquired the Shares on or after the date of the Company’s listing on NASDAQ Stock Market on December, 1 2012, and while the Shares were listed for trade and was not an Israeli resident when it acquired the Shares.

A.3 ☐    My consideration is less than US $300,001.

A.4 ☐    I did not purchase/receive my Shares from a Relative* nor were they subject to Part E2 of the Ordinance (Israeli tax-free reorganization).

*Relative – (1) spouse, brother, sister, parent, grandparent, offspring, spouse's offspring, and the spouse of any of the aforementioned; (2) offspring of a brother or sister, and brother or sister of a parent.

B. To be completed by corporations (except partnerships and trusts). I hereby declare that: (if correct, mark X in the following box)

B.1 ☐    The corporation is NOT and at the date of purchase / receipt of its Shares was not a an “resident of Israel” for tax purposes, as defined under Israeli law and provided in Appendix A attached hereto, which means, among other things, that:

•   The corporation is NOT registered with the Registrar of Companies in Israel;

•   The corporation is NOT registered with the Registrar of “Amutot” (non-profit organizations) in Israel;

•   The control of the corporation is NOT situated in Israel;

•   The management of the corporation is NOT located in Israel;

•   The corporation does NOT have a permanent establishment in Israel; and

•   No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or "with another" or with others that are Israeli resident, 25.0% or more of any “means of control” in the corporation as specified below:

•   The right to participate in profits;

•   The right to appoint a director;

•   The right to vote;

•   The right to share in the assets of the corporation at the time of its liquidation; and

•   The right to direct the manner of exercising one of the rights specified above.

B.2 ☐    The corporation acquired the Shares on or after the date of the Company’s listing on NASDAQ Stock Market on December, 1 2012, and while the Shares were listed for trade and was not an Israeli resident when it acquired the Shares.

B.3 ☐ The corporation’s consideration is less than US $300,001.
B.4 ☐ My Shares were not subject to Part E2 of the Ordinance (Israeli tax-free reorganization).
C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following box)

C.1 ☐    The partnership is NOT and at the date of purchase / receipt of its Shares was not a “resident of Israel” for tax purposes, as defined under Israeli law and provided in Appendix A attached hereto, which means, among other things, that:

•   The partnership is NOT registered with the Registrar of Partnerships in Israel;

•   The control of the partnership is NOT situated in Israel;

•   The management of the partnership is NOT located in Israel;

•   The partnership does NOT have a permanent establishment in Israel;

•   NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or “with another” or with others that are Israeli resident, 25.0% or more of any right in the partnership or, of the right to direct the manner of exercising any of the rights in the partnership; and

•   NO partner in the partnership is an Israeli resident;

C.2 ☐    The partnership acquired the Shares on or after the date of the Company’s listing on NASDAQ Stock Market on December, 1 2012, and while the Shares were listed for trade and was not an Israeli resident when it acquired the Shares.

C.3 ☐ The partnership’s consideration is less than US $301,001.
C.4 ☐ My Shares were not subject to Part E2 of the Ordinance (Israeli tax-free reorganization).

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following box)

D.1 ☐    The trust is NOT and at the date of purchase / receipt of its Shares was not a “resident of Israel” for tax purposes, as defined under Israeli law and provided in Appendix A attached hereto, which means, among other things, that:

•   The trust is NOT registered in Israel;

•   NONE of the settlors of the trust are Israeli residents;

•   NONE of the beneficiaries of the trust are Israeli residents; and

•   The trustee of the trust is NOT an Israeli resident.

D.2 ☐    The trust acquired the Shares on or after the date of the Company’s listing on NASDAQ Stock Market on December, 1 2012, and while the Shares were listed for trade and was not an Israeli resident when it acquired the Shares.

D.3 ☐ The partnership’s consideration is less than US $300,001.
D.4 ☐ My Shares were not subject to Part E2 of the Ordinance (Israeli tax-free reorganization).
PART III	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) ► Non-Israeli Residents should not complete this Part III
I hereby declare that: (if correct, mark X in the following box)

☐      I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Appendix A), I am holding the Shares solely on behalf of beneficial holder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial holder(s) with respect to Shares in connection with the Offer To Purchase Ordinary Shares.

PART IV	Certification. By signing this form, I also declare that:

•        I understood this form and completed it correctly and pursuant to the instructions.

•        I provided accurate, full and complete details in this form.

•        I am aware that providing false details constitutes a criminal offense.

•        I am aware that this form may be provided to the Israeli Tax Authority, in case the Israel Tax Authority so requests, for purposes of audit or otherwise.

SIGN HERE ► __________________________	________________	__________________________
Signature of Shareholder	Date	Capacity in which acting
(or individual authorized to sign on your behalf)

Number of Shares: ________________